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                                                                   Exhibit 99.10

                                        Chase Contact: Tony Botti 212-946-3045


                       SUBSCRIPTION ESCROW AGREEMENT


         Subscription Escrow Agreement (the "Escrow Agreement") dated as of the effective date (the "Effective Date") set forth on schedule 1 attached hereto ("Schedule 1") among the corporation identified on Schedule 1 (the "Issuer"), the corporation identified on Schedule 1 (the "Subscription Agent") and The Chase Manhattan Bank, as escrow agent hereunder (the "Escrow Agent").

Whereas, the Issuer has filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, File No. 333-61212 (the "Registration Statement"), relating to the subscription for and sale of 1,060,000 shares ("Shares") of common stock, par value $1.00 per share, of the Issuer in a rights offering to the shareholders of Commercial Bank of New York (the "Offering") at a subscription price of $10.00 per Share;

WHEREAS, Sandler O'Neill Shareholder Services, a division of Sandler O'Neill & Partners, L.P. will act as subscription agent in connection with the proposed offering of the Shares; and

WHEREAS, in compliance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, and Rule 2720(e) of the NASD Conduct Rules, the Issuer proposes to establish an escrow fund to be held by the Escrow Agent until the sale of Shares in the Offering terminates and the requirements of NASD Conduct Rule 2720(e) are satisfied;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Issuer hereby appoints the Escrow Agent as its escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. Escrow Fund. All funds received by the Subscription Agent and the Issuer in connection with the sale of Shares shall be deposited with the Escrow Agent (the "Escrow Deposit"). The Escrow Agent shall hold the Escrow
Deposit (the "Escrow Fund") in a non-interest bearing account.

3. Disposition and Termination. The Subscription Agent and the Issuer agree to notify the Escrow Agent of the closing date of the Offering (the
"Offering Closing Date"). Upon receipt of such notification the following procedure will take place.

(i) If the Issuer notifies the Escrow Agent that it has been advised by the National Association of Securities Dealers, Inc. ("NASD") that it has complied with the net capital ratio requirements of Rule 2720(e) of the NASD Conduct Rules, the Escrow Fund will be promptly paid to or credited to the account of, or otherwise transferred to the Issuer pursuant to instructions from the Issuer, subject to any fees, costs and expenses owed to the Escrow Agent pursuant to Section 5 and 6.

(ii) If the Issuer notifies the Escrow Agent that it has failed to comply with the net capital requirements of Rule 2720(e) of the NASD Conduct Rules, the Escrow Agent shall be provided with a list containing the amount received from each subscriber whose funds have been deposited with the Escrow Agent (with respect to each subscriber the "Subscriber Investment Amount") and the name and address of each subscriber. The Escrow Agent shall distribute to each subscriber the appropriate Subscriber Investment Amount within 7 days of receipt of the information described in this
         Section 3 (ii).

Upon delivery of the Escrow Fund to the Issuer or the subscribers as the case may be, by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

4. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Issuer. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

5. Succession. If the Escrow Fund is to be distributed to the Issuer pursuant to Section 3(i) above, the Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation to which substantially all the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

6. Fees. The Issuer agrees to (i) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery modification and termination of this Agreement.

7. Indemnity. The Issuer shall indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "indemnitees") from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Issuer , except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

8. TINs. The Issuer represents that its correct Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service or any other taxing authority is set forth in Schedule 1. All interest or other income earned under the Escrow Agreement shall be allocated and/or paid as directed in a written direction of the Issuer and reported by the recipient to the Internal Revenue Service or any other taxing authority. Notwithstanding such written directions, Escrow Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Issuer and the Depositor. In addition, Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

9. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given if sent by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested and any such notice or communication given in the manner specified in this Section 10 shall be deemed to have been given as of the date so mailed, except that communications to the Escrow Agent shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems advisable.

10. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto ("Schedule 2"), and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Issuer or the Depositor to identify (i) the beneficiary, (ii) the beneficiary's bank, or
(iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated.

11. Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 5, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the jurisdiction listed as the jurisdiction in Schedule
1. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the non-exclusive jurisdiction of the courts located in such jurisdiction. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.


IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth in Schedule 1.

                          THE CHASE MANHATTAN BANK
                          as Escrow Agent

                          By:__________________________________


                          ISSUER

                          By:__________________________________



                          SUBSCRIPTION AGENT

                          SANDLER O'NEILL SHAREHOLDER SERVICES
                          a division of Sandler O'Neill & Partners, L.P.

                          By: Sandler O'Neill & Partners Corp.,
                              the sole general partner


                          By:_______________________________

                          Name: ____________________________

                          Its: _______________________________





                                 Schedule 1


Effective Date:                     __________, 2001


Name of Issuer:                     CBNY Investment Services Corp.
Issuer Notice Address:              320 Park Avenue, New York, New York  10022
                                    Attention: Donald J. Linton
                                    Tel No.: (212) 409 3930
                                    Fax No.: (212) 610 4730
Issuer TIN:                         13-4121213


Name of Subscription Agent:         Sandler O'Neill Shareholder Services,
                                    a division of Sandler O'Neill &
                                    Partners, L.P.
Notice Address:                     c/o Sandler O' Neill & Partners, L.P.
                                    2 World Trade Center
                                    104th Floor
                                    New York, NY 10048
                                    Attention: Catherine A. Lawton,
                                               General Counsel
                                    Tel No.: (212) 466-7700
                                    Fax No.: (212) 466-7711

Escrow Agent notice address:        The Chase Manhattan Bank
                                    Institutional Trust Services
                                    450 West 33rd Street - 15th Floor
                                    New York, NY   10001
                                    Attention:  Christopher M. Greene, AVP
                                    Tel No:  (212) 946-8477
                                    Fax No.: (212) 946-3935


Jurisdiction:                       New York


Escrow Agent's compensation:        $7,500 per annum or any part thereof
                                    without pro-ration for partial years






                                 Schedule 2



                   Telephone Number(s) for Call-Backs and
        Person(s) Designated to Confirm Funds Transfer Instructions

If to Issuer:

         Name                                              Telephone Number

1.   ______________________                          _______________________

2.   ______________________                          _______________________

3.   ______________________                          _______________________

If to Subscription Agent:

         Name                                              Telephone Number

1.   ______________________                          _______________________

2.   ______________________                          _______________________

3.   ______________________                          _______________________

Telephone call-backs shall be made to each of the Issuer and the Subscription Agent if joint instructions are required pursuant to this Escrow Agreement.